UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2016

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01 OTHER EVENTS

On October 26, 2016, Southwest Georgia Financial Corporation (the “Corporation”) issued a press release announcing that its Board of Directors has authorized a new program to repurchase up to $1,750,000 million of the Corporation’s outstanding shares of common stock through October 31, 2017.

Under the share repurchase program, shares may be repurchased periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The program may be suspended or discontinued at any time without notice. The actual timing, number and value of shares repurchased under the program will be determined by the Corporation’s management at its discretion and will depend on a number of factors, including the market price of the Corporation’s common stock, general market and economic conditions, and applicable legal requirements. Repurchased shares will be deemed authorized but unissued shares of common stock of the Corporation and will be available for subsequent issuance.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation’s press release dated October 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Date: October 26, 2016	BY:	/s/George R. Kirkland
GEORGE R. KIRKLAND
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
OFFICER AND TREASURER

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 26, 2016